Exhibit 99.1

Lennox Reports 2026 Second Quarter Results
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Highlights
(All comparisons are year-over-year, unless otherwise noted)
•Revenue $1.5 billion, up 3%
•GAAP Operating Income $355 million, up 2%
•GAAP diluted EPS flat at $7.72
•Updating full year EPS guidance range to $23.00 - $24.00
__________________________________________________________________________________
DALLAS, July 29, 2026 – Lennox (NYSE: LII), a leader in energy-efficient building and home comfort solutions, today reported second quarter financial results with $1.5 billion of revenue, $355 million of operating income, and $7.72 GAAP diluted earnings per share.

Revenue increased 3% to $1.5 billion. Total segment profit 1 was $355 million, up 2%. Total segment margin 1 was down 30 basis points to 23%. Adjusted diluted earnings per share were flat at $7.72.

“Our results this quarter reflect the strength of our portfolio and team,” said Alok Maskara, Chief Executive Officer. “Strong momentum in Building Climate Solutions, and contributions from the Duro Dyne and Supco acquisitions mitigated the continued softness in the residential end market. We also expanded our portfolio through the acquisition of Comfort-Aire and Century brands and remain focused on executing our growth strategy through innovation, operational excellence, and disciplined capital allocation.”

In Home Comfort Solutions, residential market conditions remained challenging during the second quarter, although demand improved sequentially from the first quarter. Revenue declined 7% year over year, primarily reflecting lower sales volumes, partially offset by favorable mix-price and contributions from acquisitions. Demand improved across both distribution channels, though residential new construction activity remained a meaningful headwind. Segment margin declined 130 basis points, reflecting lower volumes and related absorption pressures. Pricing actions implemented in response to inflationary and tariff pressures largely offset those impacts, while earlier than expected tariff refunds provided a benefit during the quarter.

The Building Climate Solutions segment drove 24% revenue growth in the second quarter, reflecting broad-based strength across the business and improving commercial market conditions. Organic revenue growth of 15% was driven by strong execution with national account customers, healthy emergency replacement activity, and growth in service offerings, while acquisitions added 9% to revenue growth. These results demonstrate our ability to invest for growth, execute in the marketplace, and deliver attractive returns for shareholders.

1 Includes unallocated corporate expenses

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS
(All comparisons are year-over-year, unless otherwise noted)

Revenue: $1.5 billion was up 3%, driven by revenue from completed acquisitions.

Operating Income: $355 million, up 2%, with operating profit margin of 23.0%, down 30 bps.

Total Segment Profit1: $355 million, up 2%, and total segment profit margin of 23.0%, down 30 basis points primarily driven by $39 million of mix/price benefits and $17 million from completed acquisitions . This was partially offset by $25 million decrease from lower sales volumes; $11 million product cost primarily reflecting inflation and factory under absorption, net of $30 million in tariff refunds; and $14 million of SG&A and distribution inflation and investments.

Net Income: $269 million, or $7.72 per share, compared to $274 million, or $7.71 per share, in the prior-year quarter.

Cash Flow: Operating cash flow was $172 million compared to $87 million in the prior-year quarter driven by reduced inventory levels. Net capital expenditure was $35 million compared to $28 million in the prior-year quarter. Share repurchases totaled $132 million.

Home Comfort Solutions: Business segment revenue was $936 million, down 7%. Segment profit was $222 million, down 12%, and segment margin was 23.7%, down 130 basis points. Profit declined $30 million versus the prior-year quarter, primarily reflecting a $49 million profit headwind from lower sales volumes. Distribution, freight, and other costs reduced profit by an additional $11 million, while product cost inflation and lower factory absorption, net of $25 million in tariff refunds, resulted in a $2 million decrease. These pressures were partially offset by $24 million of mix/price benefits, $5 million from completed acquisitions, and $3 million of SG&A improvement.

Building Climate Solutions: Business segment revenue was $610 million, up 24%. Segment profit was $155 million, up $35 million or 29%, and segment margin improved 100 basis points to 25.5%. This increase reflects a $23 million profit benefit from higher sales volumes, $15 million in mix/price benefits, and $11 million from completed acquisitions. This was partially offset by $9 million in product cost inflation and lower factory absorption, net of $5 million in tariff refunds; and $5 million from other costs, including SG&A and distribution inflation and investments.

Corporate and Other: Corporate expenses were $22 million, down $2 million from the prior-year quarter.

1 Includes unallocated corporate expenses

FULL YEAR 2026 GUIDANCE
For full year 2026, we are reaffirming revenue growth guidance at approximately 8% growth, including an updated 5% benefit from completed acquisitions.

Earnings per share guidance has been updated to a range of $23.00 to $24.00 compared to the prior range of $23.50 to $25.00.

Free Cash Flow is still estimated to be within the range of $750 million to $850 million.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s 2026 second quarter results will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-267-6316 (U.S.) or +1 203-518-9783 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ226. The conference call also will be webcast live on the company’s investor relations web site at investor.lennox.com. A replay of the conference call will be available until August 5, 2026, by calling toll-free 800-839-5484 (U.S.) or +1 402-220-1522 (international). The call will also be archived on the company's investor relations website at investor.lennox.com.

ABOUT LENNOX
Lennox (NYSE: LII) is a leader in energy-efficient building solutions and is committed to creating healthier and more comfortable environments. Serving residential and commercial customers, the company delivers innovative heating, cooling, indoor air quality, refrigeration, and water heating systems. Through trusted products, parts, and services, and advanced technology, Lennox delivers connected solutions that support the full lifecycle of customer needs. Additional information on Lennox is available at Lennox.com or by contacting investor@lennox.com.

FORWARD-LOOKING STATEMENTS & NON-GAAP FINANCIAL MEASURES
The statements in this document that are not historical statements, including statements regarding the 2026 full-year outlook and expected consolidated and segment financial results, as well as financial targets for future years, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American HVAC and refrigeration markets perform worse than current assumptions. Additional risks include but are not limited to competition in the HVACR business; our ability to successfully develop and market new products or execute our business strategy; our ability to meet and anticipate customer demands; our ability to continue to license or enforce our intellectual property rights; our ability to attract, motivate, develop, and retain our employees, as well as labor relations problems; artificial intelligence technologies; a decline in new construction activity and related demand for our products and services; the impact of weather on our business; the impact of higher raw material prices and significant supply interruptions; product liability, warranty claims, or recalls; changes in environmental and climate-related legislation or government regulations or policies; changes in tax legislation; the impact of new or increased trade tariffs; improper conduct by any of our employees, agents, or business partners; litigation risks; general economic conditions in the United States and abroad; extraordinary events beyond our control; risks associated with our international operations; cyber-attacks and other disruptions or misuse of information systems; and our ability to successfully realize, complete and integrate acquisitions, including the acquisitions of Duro Dyne, Supco, and Heat Controller.

For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A reconciliation of non-GAAP financial measures appearing in this document to financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are included in the Annex to this document.

This document includes forward-looking statements regarding segment profit, adjusted net income, adjusted diluted earnings per share, and free cash flow, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, changes in environmental liabilities, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on LII’s full year GAAP financial results.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2026	2025	2026	2025
Net sales	$1,545.3	$1,500.9	$2,680.4	$2,573.5
Cost of goods sold	1,005.8	983.4	1,789.6	1,715.1
Gross profit	539.5	517.5	890.8	858.4
Operating Expenses:
Selling, general and administrative expenses	183.1	173.3	368.3	344.6
Losses (gains) and other expenses, net	2.4	(2.7)	4.6	0.1
Income from equity method investments	(1.0)	(2.1)	(0.6)	(3.3)
Operating income	355.0	349.0	518.5	517.0
Pension settlements	0.1	0.1	0.6	0.2
Interest expense, net	14.7	8.3	29.9	14.5
Other expense, net	0.6	0.6	1.5	1.5
Net income before income taxes	339.6	340.0	486.5	500.8
Provision for income taxes	70.6	66.1	100.3	97.3
Net income	$269.0	$273.9	$386.2	$403.5

Earnings per share – Basic(1):	$7.75	$7.75	$11.11	$11.39

Earnings per share – Diluted(1):	$7.72	$7.71	$11.06	$11.34

Weighted Average Number of Shares Outstanding - Basic	34.7	35.3	34.8	35.4
Weighted Average Number of Shares Outstanding - Diluted	34.8	35.5	34.9	35.6
(1) Amounts may not recalculate due to rounding.
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit
(Unaudited)

(Amounts in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2026	2025	2026	2025
Net Sales
Home Comfort Solutions	$935.6	$1,009.3	$1,585.6	$1,730.7
Building Climate Solutions	609.7	491.6	1,094.8	842.8
Total net sales	$1,545.3	$1,500.9	$2,680.4	$2,573.5

Segment Profit(1)
Home Comfort Solutions	$221.8	$252.0	$308.3	$375.9
Building Climate Solutions	155.3	120.6	250.9	179.4
Total segment profit	377.1	372.6	559.2	555.3
Corporate and other expenses(2)	(22.1)	(23.6)	(40.7)	(38.3)
Total segment profit, including unallocated Corporate and other expenses	355.0	349.0	518.5	517.0
Reconciliation to Operating income:
Restructuring charges	—	—	—	—
(Gain) loss on sale from previous dispositions	—	—	—	—
Acquisition costs	—	—	—	—
Operating income	$355.0	$349.0	$518.5	$517.0
(1) We define segment profit as a segment's operating income (loss) included in the accompanying Consolidated Statements of Operations, excluding:
•Restructuring charges,
•Gain (loss) on sale of previous dispositions, and;
•Acquisition costs

(2) Corporate and other expenses include unallocated corporate costs related to corporate administrative functions such as tax, treasury, accounting, internal audit, legal and human resources.
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of June 30, 2026	As of December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$51.5	$34.2
Short-term investments	0.6	0.5
Accounts and notes receivable, net of allowances of $7.9 and $8.5 in 2026 and 2025, respectively	918.1	578.8
Inventories, net	1,152.4	1,152.6
Other current assets	135.2	137.7
Total current assets	2,257.8	1,903.8
Restricted cash equivalents	18.8	18.5
Property, plant and equipment, net of accumulated depreciation of $1,088.0 and $1,043.9 in 2026 and 2025, respectively	934.2	887.2
Right-of-use assets from operating leases	412.7	356.3
Goodwill	503.7	497.2
Intangible assets, net of accumulated amortization of $46.7 and $38.3 in 2026 and 2025, respectively	265.8	273.0
Deferred income taxes	12.4	12.9
Other assets, net	139.6	132.9
Total assets	$4,545.0	$4,081.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$523.5	$438.0
Accrued expenses	373.4	374.2
Income taxes payable	22.6	46.4
Commercial paper	412.0	226.0
Current maturities of long-term debt	20.1	18.3
Current operating lease liabilities	87.2	88.9
Total current liabilities	1,438.8	1,191.8
Long-term debt	1,149.2	1,144.1
Long-term operating lease liabilities	356.2	293.4
Pensions	20.1	18.7
Other liabilities	283.5	270.7
Total liabilities	3,247.8	2,918.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,255.3	1,243.0
Retained earnings	5,185.1	4,891.1
Accumulated other comprehensive loss	(58.6)	(48.5)
Treasury stock, at cost, 52,611,203 shares and 52,374,147 shares for 2026 and 2025, respectively	(5,085.5)	(4,923.4)
Total stockholders' equity	1,297.2	1,163.1
Total liabilities and stockholders' equity	$4,545.0	$4,081.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$386.2	$403.5
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(0.6)	(3.3)
Provision for credit losses	2.5	0.8
Unrealized losses (gains), net on derivative contracts	3.7	(0.3)
Stock-based compensation expense	12.1	14.5
Depreciation and amortization	61.8	52.4
Deferred income taxes	7.3	(8.8)
Pension expense	2.0	2.1
Pension contributions	(0.5)	(0.6)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	(345.2)	(205.9)
Inventories	(7.0)	(300.7)
Other current assets	(7.8)	4.4
Accounts payable	93.5	88.2
Accrued expenses	(5.0)	(52.7)
Income taxes payable and receivable, net	(20.4)	55.2
Leases, net	4.8	4.4
Other, net	0.7	(2.2)
Net cash provided by operating activities	188.1	51.0
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	1.4	0.9
Purchases of property, plant and equipment	(91.2)	(54.0)
Acquisitions, net of cash	(0.2)	—
(Purchases of) proceeds from investments and other	(0.1)	1.5
Net cash used in investing activities	(90.1)	(51.6)
Cash flows from financing activities:
Commercial paper borrowings	910.0	141.1
Commercial paper payments	(724.0)	(112.1)
Payments on debt arrangements	(11.5)	(9.2)
Payments of deferred financing costs	—	(1.7)
Proceeds from employee stock purchases	2.6	2.6
Repurchases of common stock	(151.3)	(294.8)
Repurchases of common stock to satisfy employee withholding tax obligations	(11.4)	(12.4)
Cash dividends paid	(90.5)	(81.7)
Net cash used in financing activities	(76.1)	(368.2)
Increase (decrease) in cash, cash equivalents and restricted cash	21.9	(368.8)
Effect of exchange rates on cash, cash equivalents and restricted cash equivalents	(4.3)	2.9
Cash, cash equivalents and restricted cash, beginning of period	52.7	415.1
Cash, cash equivalents and restricted cash, end of period	$70.3	$49.2

Supplemental disclosures of cash flow information:
Interest paid	$32.0	$19.6
Income taxes paid (net of refunds)	$113.5	$44.0
Note: The 2025 amounts are adjusted to reflect the accounting method change from LIFO to FIFO that occurred in the fourth quarter of 2025.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$172.0	$86.8	$188.1	$51.0
Purchases of property, plant and equipment	(35.7)	(28.5)	(91.2)	(54.0)
Proceeds from the disposal of property, plant and equipment	0.7	0.4	1.4	0.9
Free cash flow, a Non-GAAP measure	$137.0	$58.7	$98.3	$(2.1)